UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/09/2005

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Commission File Number:  000-27918

DE	13-3070826
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2511 GARDEN ROAD, BUILDING A SUITE 200, MONTEREY , CA 93940
(Address of principal executive offices, including zip code)

(831) 642-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) and (c) On November 9, 2005, Century Aluminum Company (the "Company") announced that Logan Kruger will succeed Craig A. Davis as President and Chief Executive Officer of the Company upon the retirement of Mr. Davis. Mr. Davis, who will retire in December 2005, will continue to serve as Chairman of the Board. A copy of the Company's press release containing the Company's announcement is attached as Exhibit 99.1. The terms of Mr. Kruger's employment include a base salary of $750,000, a one-time bonus of $475,000, options for 100,000 shares of Company stock, participation in the Company's Incentive Compensation Plan with a minimum annual bonus for 2006 of $325,000, a restricted stock grant of 50,000 shares, participation in the Company's performance share program, customary relocation expenses, and participation in the Company's supplemental executive retirement plan.

Mr. Kruger, 55, has over three decades of metals and mining leadership experience. Most recently, he served as President, Asia/Pacific for Inco Limited, a Canadian-based global mining and metals company. He joined Inco Limited in September 2003 as Executive Vice-President, Technical Services after serving in a number of senior executive positions with Anglo American, including Chief Executive Officer of Anglo American Chile Ltda., from July 2002 through September 2003. From September 1996 until June 2002, Mr. Kruger was President and Chief Executive Officer, Hudson Bay Mining and Smelting Co., Limited, a mining company based in Winnipeg, Manitoba.

The Company is not aware of any relationship or transaction requiring disclosure herein pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
        The following exhibits are filed with this report:

Exhibit Number                Description

99.1        Press Release, dated November 9, 2005

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Aluminum Company

Date: November 09, 2005	By:	/s/ Peter C. McGuire
Peter C. McGuire
Vice President and Assistant General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated November 9, 2005